UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 12, 2007

Date of Earliest Event Reported: January 8, 2007

ImmunoCellular Therapeutics, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	33-17264-NY	11-2856146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Avenue of the Stars, 11th Floor Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 789-1213

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES

In consideration for Dr. Keith L. Black agreeing to serve as the Chairman of the Scientific Advisory Board of ImmunoCellular Therapeutics, Ltd. (“ICT”), ICT granted Dr. Black a fully-vested option with a ten year term to purchase 1,500,000 shares of ICT’s common stock at an exercise price of $1.10 per share. These securities were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 for offers and sales that do not involve a public offering.

ITEM 8.01. OTHER EVENTS

On January 8, 2007, Dr. Keith L. Black entered into an agreement with ICT to serve as Chairman of ICT’s Scientific Advisory Board. Pursuant to this agreement, Dr. Black was granted an option to purchase shares of ICT’s common stock that is described in Item 3.02 of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoCellular Therapeutics, Ltd.

January 12, 2007	By:	/s/ David Wohlberg
	Name:	David Wohlberg
	Title:	President and Chief Operating Officer